Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-65885) pertaining to the L. B. Foster Company 401(k) and Profit Sharing Plan of our report dated June 28, 2010, with respect to the financial statements and schedule of the L. B. Foster Company 401(k) and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 28, 2010